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                                                             EXHIBIT 99.1


                                    EXHIBIT B

                             JOINT FILING AGREEMENT


         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated this 8th day of Jannuary, 2001.

                                                 The TCW Group, Inc.

                                            By:  /s/ LINDA D. BARKER
                                                 -------------------------------
                                                 Linda D. Barker
                                                 Authorized Signatory







                                                 Robert Day

                                             By: /s/ LINDA D. BARKER
                                                 -------------------------------
                                                 Linda D. Barker Under Power of
                                                 Attorney dated November 6, 2000
                                                 on file with Schedule 13G for
                                                 Retek, Inc. dated November 8,
                                                 2000.


                                       B-1